UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2013, Trade Street Residential, Inc. (the “Company”) announced the filing of a registration statement on Form S-11 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a $100.0 million rights offering to its existing stockholders (the “Rights Offering”). The Registration Statement, as amended, was declared effective on December 24, 2013. In connection with the Rights Offering, the Company distributed at no charge to its existing holders of shares of its common stock, par value $0.01 per share (“Common Stock”), transferable subscription rights (“Rights”) to purchase shares of Common Stock at a cash subscription price of $6.33 per whole share (the “Rights Offering Subscription Price”). The Company offered to each of its stockholders one Right for each full share of Common Stock owned by that stockholder as of the close of business on December 16, 2013, the record date. Each subscription right entitled its holder to purchase 1.3775 shares of Common Stock. In connection with the Rights Offering, the Company entered into a standby purchase agreement dated November 12, 2013 (the “Standby Purchase Agreement”) with certain investment entities (the “Investors”) managed or advised by Senator Investment Group LP, a Delaware limited partnership, and a purchase agreement dated November 12, 2013 (the “Management Purchase Agreement”) with the Company’s Chairman and Chief Executive Officer, Michael Baumann, and the Company’s Vice-Chairman and President, David Levin (each a “Manager Purchaser” and together the “Manager Purchasers”). The Company refers to the Rights Offering and the transactions contemplated by the Standby Purchase Agreement and the Management Purchase Agreement as the “Rights Offering Transaction.”

Pursuant to the Standby Purchase Agreement, the Investors committed to purchase from the Company, subject to the terms and conditions of the Standby Purchase Agreement, at the Rights Offering Subscription Price, all of the unsubscribed shares of Common Stock in the Rights Offering minus the aggregate dollar value of the shares of the Management Purchase Commitment (as defined below) such that the gross proceeds to the Company from the Rights Offering would be $100.0 million (the “Backstop Commitment”). In addition, the Investors agreed to purchase an aggregate of $50.0 million in shares of Common Stock in addition to shares of Common Stock purchased pursuant to the Backstop Commitment (the “Additional Purchase Commitment”). Additionally, the Company agreed to pay the Investors a fee of $3.75 million for the Backstop Commitment and a fee of $3.75 million for the Additional Purchase Commitment, in each case payable in unregistered shares of Common Stock, calculated at the Rights Offering Subscription Price. The Company agreed to reimburse the Investors for up to $400,000 of their reasonable costs incurred in connection with the Rights Offering Transactions.

The Rights Offering Results; Closing Under the Standby Purchase Agreement and the Management Purchase Agreement

The Rights Offering was consummated on January 16, 2013. Pursuant to the exercise of the Rights, the Company issued 15,279,167 shares of Common Stock for an aggregate purchase price of $96,717,127.11.

Pursuant to the Standby Purchase Agreement, the Company issued to the Investors 9,316,055 shares of Common Stock for an aggregate purchase price of $51,470,628.93 (including shares issued as payment of the $3.75 million Backstop Commitment fee and the $3.75 million Additional Purchase Commitment fee).

Pursuant to the Management Purchase Agreement, the Company issued to Michael Baumann 120,766 shares of Common Stock for an aggregate purchase price of $764,448.78 and to David Levin 165,528 shares of Common Stock for an aggregate purchase price of $1,047,792.24.

The issuance of shares of Common Stock pursuant to the Standby Purchase Agreement and the Management Purchase Agreement were effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 506 of Regulation D of the Securities Act. All such persons are accredited investors and were provided with and had access to information about the Company.

Stockholders Agreement

On January 16, 2014, in connection with the completion of the transactions contemplated by the Standby Purchase Agreement, the Company and the Investors entered into a stockholders’ agreement (the “Stockholders Agreement”) in order to establish various arrangements and restrictions with respect to governance of the Company and certain rights that will be granted to the Investors as long as they maintain ownership of at least 4.9% of the Company’s outstanding Common Stock.

Pursuant to the terms of the Stockholders Agreement, the Company has agreed to maintain a board of directors with no more than nine members and the Investors are entitled to nominate to the board of directors the following numbers of directors, based on the Investor’s collective ownership in the Company:

•	two directors if the Investors’ collective ownership is greater than 19.9% of the Company’s outstanding Common Stock;

•	one director if the Investors’ collective ownership is at least 4.9%, but less than 19.9% of the Company’s outstanding Common Stock; and

•	no directors if the Investors’ collective ownership is less than 4.9% of the Company’s outstanding Common Stock.

In connection with these rights under the Stockholders Agreement, the Investors designated Michael Simanovsky to the Board of Directors of the Company (the “Board”). On January 16, 2014, the Board increased the size of the Board from seven to eight directors and filled the vacancy created by such increase by appointing Mr. Simanovsky to the Board.

In addition, the Stockholders Agreement provides that any directors designated by the Investors are permitted to sit in as observers at meetings of the Compensation Committee and Investment Committee of the Company’s board of directors.

The Stockholders Agreement also provides that, following the date on which the Company receives certain required third party consents or the determination by the Company that such third party consents are no longer required, the Investors will have the right to consent to the following actions for so long as the Investors’ level of ownership is equal to or greater than 4.9% of the Company’s outstanding Common Stock:

•	any guarantees of, incurrences or issuance of recourse debt or recourse capital stock redeemable at any time by the Company or Trade Street Operating Partnership, LP, the Company’s operating partnership, that in any calendar year are in a principal amount or create an obligation of the Company in excess of $50.0 million and any issuance of equity other than shares of the Company’s Common Stock for consideration or value greater than $50.0 million in the aggregate in any calendar year;
•	any future equity issuance at a price lower than $6.33 per share of Common Stock, the Rights Offering Subscription Price;
•	entering into or granting any retention agreements, stock options, restricted stock or restricted stock unit awards, stock incentive rights or signing bonuses that, in the aggregate during any calendar year exceeds 10% of the Company’s market capitalization after the Rights Offering or that in the aggregate exceeds $5.0 million in any calendar year (which awards will also be subject to approval of the Compensation Committee of the Company’s board of directors);
•	any purchase of shares of the Company’s Common Stock or capital stock from members of the Company’s board of directors, management or their affiliates (other than deemed repurchases in connection with the surrender of shares to the Company to satisfy any tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);
•	any transaction, including any modification of rights, involving existing shares of the Company’s preferred stock or its preferred stockholders;
•	any amendment to the Company’s articles of restatement or bylaws (whether by merger, consolidation or otherwise) in any manner adverse to the Investors;

•	the hiring or firing of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer or President or any similar position;
•	any acquisition or series of related acquisitions whose purchase price equals or exceeds 50% of the Company’s market capitalization immediately prior to the execution of a definitive document for such transaction; and
•	any determination by the Company’s Board that it is no longer in the Company’s best interests to be taxed as a REIT.

In the event that the Company does not obtain the required third party consents and it is not determined that the required third party consents are no longer required within 180 days of the Stockholders Agreement, the Company will be required to pay to the Investors, as liquidated damages, at the option of the Company either (i) additional shares of Common Stock, the number of which will equal one percent (1.0%), per month (and pro rata for any periods totaling less than a month), of the aggregate purchase price paid by the Investors pursuant to the Standby Purchase Agreement and $7.5 million in fees to be paid by the Company to the Investor upon consummation of the Rights Offering divided by the arithmetic average of the volume weighted average price of the Company’s Common Stock over the 10 trading days prior to the issuance of such shares (the “Consent Fee Shares”) or (ii) an amount of cash equal to the value of the Consent Fee Shares that would be issuable if the Company elected to issue additional shares in lieu of cash (the “Consent Cash Payment”). In the event that Company fails to issue the Consent Fee Shares or pay the Consent Cash Payment in a timely manner, the amount of Consent Fee Shares or Consent Cash Payment, as applicable, to be issued to the Investors will increase by 1.5% per month or portion thereof.

The Stockholders Agreement also provides that, if, on or after the 3.5 year anniversary of the closing of the Rights Offering Transactions (the “Liquidity Right Measurement Date”), the closing price of the Common Stock has not exceeded $10.00 per share (subject to certain adjustments set forth in the Stockholders Agreement) during any consecutive 10 trading day period during the 180 days prior to the Liquidity Right Measurement Date and the Investors continue to own 4.9% or greater of the Company’s outstanding Common Stock, the Investors will have a liquidity right, which must be exercised by written notice to us within 10 days of the Liquidity Right Measurement Date. If the Investors exercise the Liquidity Right, the Company will have the right to purchase the shares offered by the Investors for the greater of $10.00 per share or an amount equal to a 5.0% discount to the average volume-weighted average prices of the Company’s Common Stock over the 10 trading days immediately prior to the Liquidity Right Measurement Date (subject to certain adjustments in the Stockholders Agreement). If the Company chooses not to, or is unable to, exercise its right to repurchase the Investors’ Common Stock by the six-month anniversary of the Investors’ liquidity right, the Company will be required to submit to the Investors for approval quarterly business plans setting forth all material business activities planned for the ensuing quarter. To the extent that any expenditures or other items related to the income statement, balance sheet or cash flows in the quarterly business plan for any particular fiscal quarter deviates from the initial quarterly business plan in a manner adverse to the Company by greater than 5.0%, the Company shall be prohibited from making such expenditure or taking such action and any subsequent quarterly business plan will not be adopted without the Investors’ approval, which may be given or withheld in the Investors’ sole discretion.

The Stockholders Agreement also contains certain customary standstill provisions through the earliest of (i) four years from the date of the closing of the Rights Offering, (ii) the occurrence of change of control of the Company and (iii) such time as the Investors no longer collectively own at least 4.9% of the Company’s outstanding Common Stock.

Pursuant to the Stockholders Agreement, the Company also agreed to file a registration statement covering the resale of all shares of Common Stock issued to the Investors pursuant to the Standby Purchase Agreement and the Stockholders Agreement (the “Resale Registration Statement”), which must be declared effective by the SEC no later than the first anniversary of the closing of the Rights Offering. If the Resale Registration Statement is not declared effective by the first anniversary of the closing of the Rights Offering or is not otherwise kept continuously effective, subject to certain exceptions, the Company will be required to pay the Investors a fee, payable in additional shares of the Company’s Common Stock (the “Additional Shares”), equal to 0.5% of the aggregate purchase price paid by the Investors under the Standby Purchase Agreement for each full 30 calendar days thereafter (pro-rated for periods totaling less than one month) until the Resale Registration Statement is declared or once again effective, divided by the volume-weighted average trading prices of the Company’s common stock over the 10 trading days prior to the issuance of such shares. In the event that the Company fails to issue the Additional Shares in a timely manner, the amount of Additional Shares to be issued to the Investors will increase by 1.5% per month or portion thereof.

Pursuant to the terms of the Stockholders Agreement, except in certain cases, the Investors will have a pre-emptive right to participate in future equity issuances by the Company for so long as the Investors collectively own at least 4.9% of the Company’s outstanding Common Stock.

The foregoing description of the Stockholders Agreement is only a summary and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1.

Indemnification Agreement

On January 16, 2014, the Company entered into an Indemnification Agreement with Michael Simanovsky pursuant to which the Company has agreed to indemnify, and to advance expenses and costs incurred by, Mr. Simanovsky in connection with any claims, suits or proceedings arising as a result of his service as a member of the Board.

The foregoing description of the Indemnification Agreement is only a summary and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 herein and in the Current Report on Form 8-K filed on November 12, 2013 is incorporated herein by reference.

As disclosed above, on January 16, 2014, in connection with their rights under the Stockholders Agreement, the Investors designated Michael Simanovsky to the Board. The Board increased the size of the Board from seven to eight directors and filled the vacancy created by such increase by appointing Mr. Simanovsky to the Board.

Mr. Simanovsky is an investment professional at Senator Investment Group LP (“Senator”). Prior to joining Senator in March 2011, Mr. Simanovsky was an investment professional with Cerberus Capital Management, LP, where he focused on originating and evaluating investment opportunities across a wide range of industries. Prior to joining Cerberus in August 2008, Mr. Simanovsky was in the Restructuring groups of both Rothschild Inc. and Houlihan Lokey Howard & Zukin, where he focused on providing advisory services to companies undergoing financial restructuring transactions. Mr. Simanovsky currently serves as a Director of DFI Capital (the holding company for Engs Commercial Finance) and K2 Towers REIT (an owner and operator of cellular telephone towers). Mr. Simanovsky received a B.A. in Economics from Emory University.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company’s forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: risks related to the Company’s business, including, among others, general real estate risks affecting the Company, significant defaults by tenants or adverse competitive factors affecting the Company. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stockholders Agreement, dated as of January 16, 2014, by and among the Company and the Investors party thereto
10.2	Indemnification Agreement, dated as of January 16, 2014, by and between the Company and Michael Simanovsky

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: January 21, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Financial Officer and Secretary